NSAR ITEM 77C

Van Kampen American Capital Comstock Fund


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) An election of Trustees of Van Kampen American Capital Comstock Fund (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  50,598,106            Against    1,413,442

     (4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

          For  51,901,332            Against    593,089

NSAR ITEM 77O

Van Kampen American Capital Comstock Fund
10f-3 Transactions


                                                       Amount of shares
Underwriting #     Underwriting     Purchased From     Purchased           % of Underwriting     Date of Purchase

1                  Nationwide
                   Financial
                   Services Inc.    First Boston       60,500             0.295%                 03/05/97

2                  Hartford Life,
                   Inc.             Fox-Pitt, Kelton   200                0.001%                 05/21/97

3                  Hartford Life,
                   Inc.             Piper Jaffray      2,000              0.009%                 05/21/97

4                  Hartford Life,
                   Inc.             Goldman Sachs      43,100             0.187%                 05/21/97

5                  Santa Fe
                   International
                   Corp.            Goldman Sachs      107,700            0.308%                 06/09/97

6                  Electricidade de
                   Portugal ADS     Goldman Sachs      59,500             0.073%                 06/16/97

7                  ENI S.p.A. ADS   First Boston       174,000            1.160%                 06/30/97




Other Firms participating in Underwriting:

Underwriting for #1
-------------------
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Bear, Stearns & Co. Inc.
Alex. Brown & Sons Incorporated
Dean Witter Reynolds Inc.
Deutsche Morgan Grenfell Inc.
Dillon, Read & Co. Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
A.G. Edwards & Sons, Inc.
Goldman, Sachs & Co.
Invemed Associates, Inc.
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Oppenheimer & Co. Inc.
PaineWebber Incorporated
Prudential Securities Incorporated
Salomon Brothers Inc.
Schroder Wertheim & Co. Incorporated
Smith Barney Inc.
Wasserstein Perella Securities, Inc.
Conning & Company
Sanford C. Bernstein & Co., Inc.
Blaylock & Partners, L.P.
Dain Bosworth Incorporated
Doley Securities, Inc.
Dowling & Partners Securities, LLC
Everen Securities, Inc.
Fox-Pitt, Kelton Inc.
Furman Selz LLC
Janney Montgomery Scott Inc.
Ladenburg, Thalmann & Co. Inc.
WR Lazard, Laidlaw Inc.
McDonald & Company Securities, Inc.
Neuberger & Berman LLC
The Ohio Company
Ormes Capital Markets, Inc.
Paulsen Securities
Ragen MacKenzie Incorporated
Raymond James & Associates, Inc.
The Robinson-Humphrey Company, Inc.
Sands Brothers & Co., Ltd.
Stephens Inc.
Trilon International Inc.
Utendahl Capital Partners, L.P.

Underwriting for #2, 3 & 4
--------------------------
Dean Witter Reynolds Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Smith Barney Inc.
Advest, Inc.
Sanford C. Bernstein & Co., Inc.
J.C. Bradford & Co.
Conning & Company
Credit Suisse First Boston Corporation
Dain Bosworth Incorporated
Dowling & Partners Securities, LLC
A.G. Edwards & Sons, Inc.
Fox-Pitt, Kelton Inc.
Interstate/Johnson Lane Corporation
Janney Montgomery Scott Inc.
Edward D. Jones & Co., L.P.
Legg Mason Wood Walker, Incorporated
Lehman Brothers Inc.
Neuberger & Berman, LLC
PaineWebber Incorporated
Piper Jaffray Inc.
Principal Financial Securities, Inc.
Prudential Securities Incorporated
Raymond James & Associates, Inc.
The Robinson-Humphrey Company, Inc.
Stephens Inc.
Sutro & Co. Incorporated
Wheat, First Securities, Inc.

Underwriting for #5
-------------------
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
A.G. Edwards & Sons, Inc.
Oppenheimer & Co., Inc.
PaineWebber Incorporated
Salomon Brothers Inc.
Wasserstein Perella Securities, Inc.
Simmons & Company International
Advest, Inc.
Robert W. Baird & Co. Incorporated
Crowell, Weedon & Co.
Jefferies & Company, Inc.
Johnson Rice & Company L.L.C.
Edward D. Jones & Co. L.P.
Principal Financial Securities, Inc.
Rauscher Pierce Refsnes, Inc.
Sanders Morris Mundy Inc.
Scott & Stringfellow, Inc.
Southcoast Capital Corporation
Stephens Inc.

Underwriting for #6
-------------------
ABN AMRO Chicago Corporation
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
A.G. Edwards & Sons, Inc.
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
Advest, Inc.
Dain Bosworth Incorporated
Edward D. Jones & Co., L.P.
McDonald & Company Securities, Inc.
Nesbitt Burns Securities Inc.
Stephens Inc.
Stifel, Nicolaus & Company, Incorporated
Sutro & Co. Incorporated

Underwriting for #6
-------------------
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
A.G. Edwards & Sons, Inc.
Oppenheimer & Co., Inc.
PaineWebber Incorporated
Salomon Brothers Inc.
Wasserstein Perella Securities, Inc.
Simmons & Company International
Advest, Inc.
Robert W. Baird & Co. Incorporated
Crowell, Weedon & Co.
Jefferies & Company, Inc.
Johnson Rice & Company L.L.C.
Edward D. Jones & Co., L.P.
Principal Financial Securities, Inc.
Rauscher Pierce Refsnes, Inc.
Sanders Morris Mundy Inc.
Scott & Stringfellow, Inc.
Southcoast Capital Corporation
Stephens Inc.

Underwriting for #7
-------------------
Goldman, Sachs & Co.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
SBC Warburg Inc.
Istituto Mobiliare Italiano S.p.A.
Smith Barney Inc.
ABN AMRO Chicago Corporation
Alex. Brown & Sons Incorporated
Deutsche Morgan Grenfell Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Fahnestock & Co. Inc.
Petrie Parkman & Co.
RBC Dominion Securities Corporation
Schroder Wertheim & Co. Incorporated
Scotia Capital Markets (USA) Inc.